Exhibit 99.4

Owens-Illinois Group, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements set forth below for Owens-Illinois Group, Inc. give effect to the change in the method for accounting for U.S. inventories from LIFO to average costs as if the change had occurred on December 31, 2011 for balance sheet purposes and January 1, 2010 for income statement purposes. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Owens-Illinois Group, Inc.

Owens-Illinois Group, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	December 31, 2011
Dollars in millions, except per share amounts	As Reported	Effect of Change in Inventory Method	Pro Forma Adjusted

Assets
Current assets:
Cash and cash equivalents	$400	$—	$400
Receivables, less allowances for losses and discounts	1,158		1,158
Inventories	1,012	49	1,061
Prepaid expenses	124		124

Total current assets	2,694	49	2,743

Other assets:
Goodwill	2,082		2,082
Other long-term assets	1,273		1,273
Total other assets	3,355	—	3,355

Net property, plant, and equipment	2,877		2,877
Total assets	$8,926	$49	$8,975

Liabilities and Share Owners’ Equity
Current liabilities:
Short-term loans and long-term debt due within one year	$406	$—	$406
Accounts payable	1,038		1,038
Other current liabilities	636		636
Total current liabilities	2,080	—	2,080
Long-term debt	3,627		3,627
Other long-term liabilities	1,756		1,756
Share owners’ equity:
The Company’s share owner’s equity:
Common stock, par value $.01 per share
Other contributed capital	295		295
Retained earnings	2,295	49	2,344
Accumulated other comprehensive loss	(1,280)		(1,280)
Total share owner’s equity of the Company	1,310	49	1,359
Noncontrolling interests	153		153
Total share owners’ equity	1,463	49	1,512
Total liabilities and share owners’ equity	$8,926	$49	$8,975

Owens-Illinois Group, Inc.

Unaudited Pro Forma Condensed Consolidated Results of Operations

	Year ended December 31, 2011
Dollars in millions, except per share amounts	As Reported	Effect of Change in Inventory Method	Pro Forma Adjusted

Net sales	$7,358	$—	$7,358
Manufacturing, shipping, and delivery	(5,979)	10	(5,969)
Gross profit	1,379	10	1,389

Selling and administrative expense	(556)		(556)
Research, development, and engineering expense	(71)		(71)
Interest expense	(314)		(314)
Interest income	11		11
Equity earnings	66		66
Royalties and net technical assistance	16		16
Other income	11		11
Other expense	(783)		(783)

Earnings (loss) from continuing operations before income taxes	(241)	10	(231)
Provision for income taxes	(85)		(85)
Earnings (loss) from continuing operations	(326)	10	(316)
Net earnings of discontinued operations	1		1
Net earnings (loss)	(325)	10	(315)
Net earnings attributable to noncontrolling interests	(20)		(20)

Net earnings (loss) attributable to the Company	$(345)	$10	$(335)

Amounts attributable to the Company:
Earnings (loss) from continuing operations	$(346)	$10	$(336)
Net earnings of discontinued operations	1		1
Net earnings (loss)	$(345)	$10	$(335)

Owens-Illinois Group, Inc.

Unaudited Pro Forma Condensed Consolidated Results of Operations

	Year ended December 31, 2010
Dollars in millions, except per share amounts	As Reported	Effect of Change in Inventory Method	Pro Forma Adjusted

Net sales	$6,633	$—	$6,633
Manufacturing, shipping, and delivery	(5,283)	2	(5,281)
Gross profit	1,350	2	1,352

Selling and administrative expense	(492)		(492)
Research, development, and engineering expense	(62)		(62)
Interest expense	(249)		(249)
Interest income	13		13
Equity earnings	59		59
Royalties and net technical assistance	16		16
Other income	16		16
Other expense	(57)		(57)

Earnings from continuing operations before income taxes	594	2	596
Provision for income taxes	(137)		(137)
Earnings from continuing operations	457	2	459
Net loss of discontinued operations	(306)		(306)
Net earnings	151	2	153
Net earnings attributable to noncontrolling interests	(42)		(42)

Net earnings attributable to the Company	$109	$2	$111

Amounts attributable to the Company:
Earnings from continuing operations	$420	$2	$422
Net loss of discontinued operations	(311)		(311)
Net earnings	$109	$2	$111